Exhibit 99.1

Clarus Reports Third Quarter 2024 Results

Continues to Advance Strategic Plan to Capitalize on Long-Term Growth Opportunities

SALT LAKE CITY, November 7, 2024 (GLOBE NEWSWIRE) -- Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor enthusiast markets, reported financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Summary vs. Same Year-Ago Quarter (adjusted to reflect the reclassification of the Precision Sport segment as discontinued operations)

•	Sales of $67.1 million compared to $81.3 million.
•	Gross margin was 35.0% compared to 33.6%; adjusted gross margin of 37.8% compared to 33.6%.
•	Net loss, which includes the impact of discontinued operations, of $3.2 million, or $(0.08) per diluted share, compared to net loss of $1.3 million, or $(0.03) per diluted share.
•	Loss from continuing operations of $3.2 million, or $(0.08) per diluted share, compared to loss from continuing operations of $2.2 million, or $(0.06) per diluted share.
•	Adjusted EBITDA from continuing operations of $2.4 million with an adjusted EBITDA margin of 3.6% compared to $3.6 million with an adjusted EBITDA margin of 4.5%.

Management Commentary

“While macroeconomic headwinds have continued to limit consumer demand in the near-term, our focus in the third quarter was on advancing our strategic plan to position Clarus for long-term profitable growth,” said Warren Kanders, Clarus’ Executive Chairman. “Specifically, in the Outdoor segment we continued to improve the quality and composition of our inventory to focus on the best and most profitable styles across categories. In line with our stated strategic objective, inventory was down 4% year-over-year. Our Adventure business performed in line with expectations for the first two months of the quarter, but results were ultimately affected by market softness in September in both North America and Australia/New Zealand.”

Mr. Kanders added, “There remains significant work outstanding to execute our multi-year growth initiatives, but we believe we are on track at Outdoor as we continue to simplify the business operationally and drive SKU rationalization, despite the challenging global market conditions. Our objective to scale the Adventure segment to a global footprint has not yet come to fruition. We have established a strategic roadmap that we are executing on and remain confident that the significant investments we have made in 2024 will enable our Adventure businesses to accelerate traction, particularly in the US and international markets, and strengthen our global OEM initiatives. All of this is supported by a debt-free balance sheet, to take the next steps in our turnaround.”

Third Quarter 2024 Financial Results

Sales in the third quarter were $67.1 million compared to $81.3 million in the same year-ago quarter. This decrease was primarily driven by softness across all selling channels in Outdoor, as well as the effect from the product line simplification strategy. The decrease was further driven by lower Adventure segment sales, specifically in the OEM channel and challenging wholesale markets globally, partially offset by the benefit from the TRED Outdoors acquisition.

Sales in the Outdoor segment were $49.3 million, compared to $61.1 million in the year-ago quarter. Sales in the Adventure segment decreased 11.9% to $17.8 million, or $17.5 million on a constant currency basis, compared to $20.2 million in the year-ago quarter.

Gross margin in the third quarter was 35.0% compared to 33.6% in the year-ago quarter. The increase in gross margin was primarily due to favorable product mix at the Outdoor segment as a result of product simplification and SKU rationalization efforts, as well as a favorable channel mix due to lower OEM sales and higher MAXTRAX revenue at the Adventure segment. This was partially offset by an increase in polyfluoroalkyl substances (“PFAS”) related inventory reserve expenses at the Outdoor segment, as well as sales return reserve and rebate expenses at the Adventure segment. Adjusted gross margin reflecting the PFAS related inventory reserve was 37.8% for the quarter.

Selling, general and administrative expenses in the third quarter were $27.9 million compared to $28.4 million in the same year-ago quarter. The decrease was primarily a result of lower retail expenses due to store closures and other expense reduction initiatives to manage costs at the Outdoor segment. These decreases were partially offset by investments in global marketing and e-commerce initiatives to accelerate growth at the Adventure segment and incremental SG&A from the TRED Outdoors acquisition.

The loss from continuing operations in the third quarter of 2024 was $3.2 million, or $(0.08) per diluted share, compared to loss from continuing operations of $2.2 million, or $(0.06) per diluted share in the year-ago quarter. Loss from continuing operations in the third quarter included $0.4 million of charges relating to legal cost and regulatory matter expenses and $1.9 million of PFAS inventory reserves.

Adjusted income from continuing operations in the third quarter of 2024 was $1.9 million, or $0.05 per diluted share, compared to adjusted income from continuing operations of $1.8 million, or $0.05 per diluted share, in the year-ago quarter. Adjusted income from continuing operations excludes legal cost and regulatory matters expenses, PFAS inventory reserves, restructuring charges and transaction costs, as well as non-cash items for intangible amortization and stock-based compensation.

Adjusted EBITDA from continuing operations in the third quarter was $2.4 million, or an adjusted EBITDA margin of 3.6%, compared to adjusted EBITDA from continuing operations of $3.6 million, or an adjusted EBITDA margin of 4.5%, in the same year-ago quarter.

Net cash used in operating activities for the three months ended September 30, 2024, was $8.3 million compared to net cash provided by operating activities of $0.1 million in the prior year quarter. Capital expenditures in the third quarter of 2024 were $1.1 million compared to $1.2 million in the prior year quarter. Free cash flow for the third quarter of 2024 was an outflow of $9.4 million compared to an outflow of $1.1 million in the prior year quarter.

Liquidity at September 30, 2024 vs. December 31, 2023

•	Cash and cash equivalents totaled $36.4 million compared to $11.3 million.
•	Total debt of $0.0 million compared to $119.8 million.

2024 Outlook

The Company now expects fiscal year 2024 sales to range between $260 million to $266 million. Due to softer global revenue and the continued investments in the Adventure segment to scale the business, the Company now expects adjusted EBITDA of approximately $7 million to $9 million, or an adjusted EBITDA margin of 3.0% at the mid-point of revenue and adjusted EBITDA. In addition, the Company now expects capital expenditures to range between $5.0 million to $6.0 million, of which $0.9 million related to Precision Sport prior to disposal, and free cash flow to range between $(6) million to $(8) million for the full year 2024, which includes approximately $7.0 of cash outflow related to the Precision Sport disposal.

Net Operating Loss (NOL)

The Company has net operating loss carryforwards (“NOLs”) for U.S. federal income tax purposes of $7.7 million which we expect to fully utilize in 2024.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2024 results.

Date: Thursday, November 7, 2024

Time: 5:00 pm ET

Registration Link: https://register.vevent.com/register/BI55fc3dd7523c4a8e885ce228015f2987

To access the call by phone, please register via the live call registration link above and you will be provided with dial-in instructions and details. The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leader in the design and development of best-in-class equipment and lifestyle products for outdoor enthusiasts. Driven by our rich history of engineering and innovation, our objective is to provide safe, simple, effective and beautiful products so that our customers can maximize their outdoor pursuits and adventures. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, TRED Outdoors® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share , (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measures Adjusted EBITDA and/or Adjusted EBITDA Margin for the fiscal year 2024 to net income for the fiscal year 2024, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA and/or Adjusted EBITDA Margin. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Michael J. Yates

Chief Financial Officer

mike.yates@claruscorp.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

Tel 1-212-477-8438 / 1-212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash	$36,399	$11,324
Accounts receivable, less allowance for
credit losses of $1,569 and $1,412	54,337	53,971
Inventories	93,147	91,409
Prepaid and other current assets	6,707	4,865
Income tax receivable	983	892
Assets held for sale	-	137,284
Total current assets	191,573	299,745

Property and equipment, net	17,171	16,587
Other intangible assets, net	34,366	41,466
Indefinite-lived intangible assets	59,040	58,527
Goodwill	39,632	39,320
Deferred income taxes	19,192	22,869
Other long-term assets	14,364	16,824
Total assets	$375,338	$495,338

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,677	$20,015
Accrued liabilities	23,325	24,580
Income tax payable	-	805
Current portion of long-term debt	-	119,790
Liabilities held for sale	-	5,744
Total current liabilities	36,002	170,934

Deferred income taxes	18,221	18,124
Other long-term liabilities	12,641	14,160
Total liabilities	66,864	203,218

Stockholders’ Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 43,004 and 42,761 issued and 38,362 and 38,149 outstanding, respectively	4	4
Additional paid in capital	696,021	691,198
Accumulated deficit	(340,377)	(350,739)
Treasury stock, at cost	(33,114)	(32,929)
Accumulated other comprehensive loss	(14,060)	(15,414)
Total stockholders’ equity	308,474	292,120
Total liabilities and stockholders’ equity	$375,338	$495,338

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2024	September 30, 2023
Sales
Domestic sales	$24,365	$30,423
International sales	42,750	50,879
Total sales	67,115	81,302

Cost of goods sold	43,618	54,018
Gross profit	23,497	27,284

Operating expenses
Selling, general and administrative	27,880	28,404
Restructuring charges	478	1,076
Transaction costs	103	400
Legal costs and regulatory matter expenses	394	579

Total operating expenses	28,855	30,459

Operating loss	(5,358)	(3,175)

Other income (expense)
Interest income, net	373	19
Other, net	1,164	(445)

Total other income (expense), net	1,537	(426)

Loss before income tax	(3,821)	(3,601)
Income tax benefit	(664)	(1,395)
Loss from continuing operations	(3,157)	(2,206)

Discontinued operations, net of tax	-	942

Net loss	$(3,157)	$(1,264)

Loss from continuing operations per share:
Basic	$(0.08)	$(0.06)
Diluted	(0.08)	(0.06)

Net loss per share:
Basic	$(0.08)	$(0.03)
Diluted	(0.08)	(0.03)

Weighted average shares outstanding:
Basic	38,352	37,470
Diluted	38,352	37,470

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Sales
Domestic sales	$75,583	$80,545
International sales	117,327	128,972
Total sales	192,910	209,517

Cost of goods sold	124,156	134,148
Gross profit	68,754	75,369

Operating expenses
Selling, general and administrative	84,176	84,640
Restructuring charges	1,009	1,812
Transaction costs	168	459
Contingent consideration benefit	(125)	(1,565)
Legal costs and regulatory matter expenses	3,795	1,062

Total operating expenses	89,023	86,408

Operating loss	(20,269)	(11,039)

Other income (expense)
Interest income, net	1,198	32
Other, net	669	(143)

Total other income (expense), net	1,867	(111)

Loss before income tax	(18,402)	(11,150)
Income tax benefit	(3,290)	(2,591)
Loss from continuing operations	(15,112)	(8,559)

Discontinued operations, net of tax	28,346	6,802

Net income (loss)	$13,234	$(1,757)

Loss from continuing operations per share:
Basic	$(0.39)	$(0.23)
Diluted	(0.39)	(0.23)

Net income (loss) per share:
Basic	$0.35	$(0.05)
Diluted	0.35	(0.05)

Weighted average shares outstanding:
Basic	38,286	37,267
Diluted	38,286	37,267

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2024		September 30, 2023
Sales	$67,115	Sales	$81,302

Gross profit as reported	$23,497	Gross profit as reported	$27,284
Plus impact of PFAS inventory reserve	1,878	Plus impact of PFAS inventory reserve	-
Adjusted gross profit	$25,375	Adjusted gross profit	$27,284

Gross margin as reported	35.0%	Gross margin as reported	33.6%

Adjusted gross margin	37.8%	Adjusted gross margin	33.6%

NINE MONTHS ENDED

	September 30, 2024		September 30, 2023
Sales	$192,910	Sales	$209,517

Gross profit as reported	$68,754	Gross profit as reported	$75,369
Plus impact of PFAS inventory reserve	3,323	Plus impact of PFAS inventory reserve	-
Adjusted gross profit	$72,077	Adjusted gross profit	$75,369

Gross margin as reported	35.6%	Gross margin as reported	36.0%

Adjusted gross margin	37.4%	Adjusted gross margin	36.0%

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED INCOME FROM CONTINUING OPERATIONS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended September 30, 2024
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$67,115	$23,497	$28,855	$(664)	(17.4)%	$(3,157)	$(0.08)

Amortization of intangibles	-	-	(2,416)	629		1,787
Restructuring charges	-	-	(478)	112		366
Transaction costs	-	-	(103)	23		80
PFAS inventory reserve	-	1,878	-	427		1,451
Legal costs and regulatory matter expenses	-	-	(394)	171		223
Stock-based compensation	-	-	(1,547)	392		1,155

As adjusted	$67,115	$25,375	$23,917	$1,102	36.8%	$1,893	$0.05

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 38,352 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,455 diluted shares of common stock.

	Three Months Ended September 30, 2023
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$81,302	$27,284	$30,459	$(1,395)	(38.7)%	$(2,206)	$(0.06)

Amortization of intangibles	-	-	(2,553)	866		1,687
Restructuring charges	-	-	(1,076)	334		742
Transaction costs	-	-	(400)	92		308
Legal costs and regulatory matter expenses	-	-	(579)	155		424
Stock-based compensation	-	-	(1,151)	284		867

As adjusted	$81,302	$27,284	$24,700	$336	15.6%	$1,822	$0.05

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 37,470 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 37,871 diluted shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED INCOME FROM CONTINUING OPERATIONS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended September 30, 2024
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$192,910	$68,754	$89,023	$(3,290)	(17.9)%	$(15,112)	$(0.39)

Amortization of intangibles	-	-	(7,316)	1,511		5,805
Restructuring charges	-	-	(1,009)	208		801
Transaction costs	-	-	(168)	35		133
Contingent consideration benefit	-	-	125	(26)		(99)
PFAS inventory reserve	-	3,323	-	687		2,636
Legal costs and regulatory matter expenses	-	-	(3,795)	784		3,011
Stock-based compensation	-	-	(4,253)	879		3,374

As adjusted	$192,910	$72,077	$72,607	$788	58.9%	$549	$0.01

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 38,286 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,426 diluted shares of common stock.

	Nine Months Ended September 30, 2023
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$209,517	$75,369	$86,408	$(2,591)	(23.2)%	$(8,559)	$(0.23)

Amortization of intangibles	-	-	(8,035)	1,757		6,278
Restructuring charges	-	-	(1,812)	408		1,404
Transaction costs	-	-	(459)	100		359
Contingent consideration benefit	-	-	1,565	(335)		(1,230)
Legal costs and regulatory matter expenses	-	-	(1,062)	226		836
Stock-based compensation	-	-	(3,923)	856		3,067

As adjusted	$209,517	$75,369	$72,682	$421	16.3%	$2,155	$0.06

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 37,267 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,015 diluted shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended
	September 30, 2024	September 30, 2023
Loss from continuing operations	$(3,157)	$(2,206)

Income tax benefit	(664)	(1,395)
Other, net	(1,164)	445
Interest income, net	(373)	(19)

Operating loss	(5,358)	(3,175)

Depreciation	980	1,045
Amortization of intangibles	2,416	2,553

EBITDA	(1,962)	423

Restructuring charges	478	1,076
Transaction costs	103	400
PFAS inventory reserve	1,878	-
Legal costs and regulatory matter expenses	394	579
Stock-based compensation	1,547	1,151

Adjusted EBITDA	$2,438	$3,629

Sales	$67,115	$81,302

EBITDA margin	-2.9%	0.5%
Adjusted EBITDA margin	3.6%	4.5%

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Loss from continuing operations	$(15,112)	$(8,559)

Income tax benefit	(3,290)	(2,591)
Other, net	(669)	143
Interest income, net	(1,198)	(32)

Operating loss	(20,269)	(11,039)

Depreciation	3,051	3,064
Amortization of intangibles	7,316	8,035

EBITDA	(9,902)	60

Restructuring charges	1,009	1,812
Transaction costs	168	459
Contingent consideration benefit	(125)	(1,565)
PFAS inventory reserve	3,323	-
Legal costs and regulatory matter expenses	3,795	1,062
Stock-based compensation	4,253	3,923

Adjusted EBITDA	$2,521	$5,751

Sales	$192,910	$209,517

EBITDA margin	-5.1%	0.0%
Adjusted EBITDA margin	1.3%	2.7%